United States

Securities And Exchange Commission

Washington, DC  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 15, 2006

Home Federal Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

                          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement and
Item 2.03. Creation of a Direct Financial Obligation or an
Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Introduction

    On September 15, 2006, Home Federal Bancorp (“Home Federal”) entered into several agreements providing for the private placement of $15,000,000 of Capital Securities due September 15, 2036 (the “Capital Securities”). The Capital Securities were issued by Home Federal’s newly formed Delaware trust subsidiary, Home Federal Statutory Trust I (the “Trust”), to Bear, Sterns & Co., Inc. (the “Purchaser”). Home Federal bought $464,000 in Common Securities (the “Common Securities”) from the Trust. The proceeds of the sale of Capital Securities and Common Securities were used by the Trust to purchase $15,464,000 in principal amount of Junior Subordinated Debt Securities (the “Debentures”) from Home Federal pursuant to an Indenture (the “Indenture”) between Home Federal and LaSalle Bank National Association, as trustee (the “Trustee”).

    The Common Securities and Capital Securities will mature in 30 years, will require quarterly distributions and will bear a floating variable rate equal to the prevailing three-month LIBOR rate plus 1.65% per annum. Interest on the Capital Securities and Common Securities is payable quarterly in arrears each December 15, March 15, June 15 and September 15, commencing December 15, 2006. Home Federal may redeem the Capital Securities and the Common Securities, in whole or in part, without penalty, on or after September 15, 2011, or earlier upon the occurrence of certain events described below under “Indenture” with the payment of a premium upon redemption.

    Home Federal expects to use the net proceeds from the offering for general corporate purposes, including the repayment of its term debt in the aggregate principal amount of $14,242,000.

    The principal agreements Home Federal entered into in connection with this transaction are briefly described below.

Placement Agreement

    Home Federal and the Trust entered into a Placement Agreement (the “Placement Agreement”) with Cohen & Company (the “Placement Agent”), which provided the Placement Agent with the exclusive right to sell the Capital Securities to the Purchaser for $15,000,000. No commission or placement fee was paid by Home Federal or the Trust to the Placement Agent for its services under the Placement Agreement.

    The Placement Agreement contains certain customary representations and warranties of Home Federal and the Trust which survive the initial sale of the Capital Securities. The Placement Agreement also provides for indemnification of the Placement Agent and the Purchaser against specified losses, claims, damages and liabilities related to the transaction.

Amended and Restated Declaration of Trust

    The Amended and Restated Declaration of Trust (the “Declaration of Trust”) describes the rights and obligations of Home Federal, as the holder of all of the Common Securities and the rights and obligations of the holders of the Capital Securities. The Declaration of Trust provides for distributions to be paid on the Capital Securities and the Common Securities, based on the liquidation amount of the outstanding Capital and Common Securities, at the same rates and times as interest is payable on the Debentures. As a result, distributions will only be paid with respect to the Capital Securities if Home Federal makes the corresponding interest payment with respect to the Debentures. Maturity, redemption, and acceleration features for the Capital Securities and the Common Securities are the same as those of the Debentures.

    Under the Indenture (described below), Home Federal has the option, as long as it is not in default under the Indenture, at any time, to defer the payment of interest on the Debentures for up to twenty consecutive quarterly interest payment periods. If payments are deferred on the Debentures, the distributions required to be made with respect to the Capital Securities will also be deferred. During any such deferral period, or while an event of default exists under the Indenture, Home Federal will be subject to various restrictions which are described below with respect to the Indenture.

    Payment of distributions with respect to the Common Securities is subordinated to the payment of such amounts on the Capital Securities.

Indenture

    The Indenture describes the rights and obligations of the Trust and the Trustee, as the holder of all of the Debentures, and certain rights and obligations of the holders of the Capital Securities. The Debentures bear interest at the same rate and on the same dates as interest is payable on the Capital Securities and the Common Securities.

    Under the Indenture, Home Federal has the option, as long as it is not in default under the Indenture, at any time and from time to time, to defer the payment of interest on the Debentures for up to twenty consecutive quarterly interest payment periods. During any such deferral period, or while an event of default exists under the Indenture, Home Federal may not declare or pay dividends or distributions on, redeem, purchase, or make a liquidation payment with respect to, any of its capital stock, or make payments of principal, interest or premium on, or repay or repurchase, any other debt securities that rank equal or junior to the Debentures, subject to certain limited exceptions.

    The Debentures mature 30 years after their date of issuance, and can be redeemed in whole or in part by Home Federal, without penalty, at any time after September 15, 2011. Home Federal may also redeem the Debentures upon the occurrence of a “capital treatment event,” an “investment company event” or a “tax event” as defined in the Indenture, but if such redemption occurs prior to September 15, 2011, a premium will be payable to Debenture holders upon the redemption. The payment of principal and interest on the Debentures is subordinate and subject to the right of payment of all “Senior Indebtedness” of Home Federal as described in the Indenture.

Guarantee Agreement

    Home Federal, as Guarantor, entered into a Guarantee Agreement with LaSalle Bank National Association, as Guarantee Trustee, for the benefit of the holders of the Capital Securities. Pursuant to the Guarantee Agreement, Home Federal unconditionally agreed to pay to the holders of the Capital Securities all amounts becoming due and payable with respect to the Capital Securities, to the extent that the Trust has funds available for such payment at the time. Home Federal’s guarantee obligation under the Guarantee Agreement is a general unsecured obligation of Home Federal and is subordinate and junior in right of payment to all of Home Federal’s Senior Indebtedness.

    The Guarantee Agreement also requires Home Federal to indemnify and hold harmless the Guarantee Trustee from losses, damages, and other liabilities in connection with its service as Guarantee Trustee. In the event Home Federal elects to defer payments with respect to the Debentures, or while an event of default exists under the Guarantee Agreement, Home Federal will be subject to the same restrictions which arise in similar situations under the Declaration of Trust.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
1.1	Placement Agreement, dated September 13, 2006, among Home Federal Bancorp, the HomeFederal Statutory Trust I, and Cohen & Company.
4.1	Indenture, dated as of September 15, 2006, between Home Federal Bancorp and LaSalle Bank National Association as Trustee.
4.2	Amended and Restated Declaration of Trust of HomeFederal Statutory Trust I, dated as of September 15, 2006.
10.1	Guarantee Agreement of Home Federal Bancorp dated as of September 15, 2006.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 19, 2006	Home Federal Bancorp
	By:	/s/ Mark T. Gorski
Mark T. Gorski, Executive Vice President and Chief Financial Officer

Exhibit No.	Description	Location
1.1	Placement Agreement, dated September 13, 2006, among Home Federal Bancorp, the HomeFederal Statutory Trust I, and Cohen & Company.	Attached
4.1	Indenture, dated as of September 15, 2006, between Home Federal Bancorp and LaSalle Bank National Association as Trustee.	Attached
4.2	Amended and Restated Declaration of Trust of HomeFederal Statutory Trust I, dated as of September 15, 2006.	Attached
10.1	Guarantee Agreement of Home Federal Bancorp dated as of September 15, 2006.	Attached